UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 8, 2017

Dell Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way
Round Rock, Texas	78682
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 289-3355

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, Denali Intermediate Inc. (“Denali Intermediate”), Dell Inc. (“Dell”), Dell International L.L.C. (“Dell International”), and EMC Corporation (“EMC,” and together with Denali Intermediate, Dell, and Dell International, the “Credit Parties”), each a direct or indirect wholly-owned subsidiary of Dell Technologies Inc., are party to a credit agreement (the “Senior Secured Credit Agreement”) dated as of September 7, 2016 with Credit Suisse AG, Cayman Islands Branch, as term loan B administrative agent and as collateral agent, JPMorgan Chase Bank, N.A., as term loan A / revolver administrative agent and swingline lender, and certain other financial institutions as agents, issuing banks and/or lenders, pursuant to which Dell International and EMC are the borrowers. The Senior Secured Credit Agreement provides for certain senior secured credit facilities, including a $5,000,000,000 term loan B facility maturing on September 7, 2023 (the “Original Term B Facility”).

On March 8, 2017, the Credit Parties entered into a first refinancing and incremental facility amendment to the Senior Secured Credit Agreement (the “Refinancing Amendment”) to refinance the Original Term B Facility and pay related fees and expenses with a new senior secured term loan B facility maturing on September 7, 2023 (the “New Term B Facility”) on substantially the same terms as the Original Term B Facility, but with the following changes to the terms of the Original Term B Facility: (i) the principal amount of the New Term B Facility is $5,487,500,000 (which reflects a $500,000,000 increase to the current principal balance of the Original Term B Facility); (ii) borrowings under the New Term B Facility will bear interest at LIBOR plus an applicable margin of 2.50% or a base rate plus an applicable margin of 1.50%, in each case reflecting a decrease from the applicable margin under the Original Term B Facility; (iii) amortization payments on the aggregate principal amount of the New Term B Facility are equal to 0.25%, payable at the end of each fiscal quarter, commencing with the fiscal quarter ending April 30, 2017; and (iv) any prepayment of term loans under the New Term B Facility in connection with a repricing transaction occurring on a date that is prior to the date that is six months after the effective date of the Refinancing Amendment will be subject to a prepayment premium equal to 1.00% of the principal amount of any such term loans. Proceeds from the increase in principal amount of the New Term B Facility, together with cash on hand, were used to pay $500,000,000 of principal outstanding under the existing $2,500,000,000 margin facility obtained pursuant to a credit agreement dated as of September 7, 2016 among EMC, Universal Acquisition Co., the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, as well as related fees and expenses.

The foregoing description of the Senior Secured Credit Agreement and the Refinancing Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Refinancing Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference, and the text of the Senior Secured Credit Agreement, which was described in Item 1.01 of the Current Report on Form 8-K filed on September 9, 2016 and a copy of which was filed as Exhibit 10.1 thereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description

10.1	First Refinancing and Incremental Facility Amendment, dated as of March 8, 2017, among Denali Intermediate Inc., Dell Inc., Dell International L.L.C., EMC Corporation, Credit Suisse AG, Cayman Islands Branch, as Term Loan B Administrative Agent and Collateral Agent, JPMorgan Chase Bank, N.A., as Term Loan A/Revolver Administrative Agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2017	Dell Technologies Inc.

	By:	/s/ Janet B. Wright
Janet B. Wright
Senior Vice President and Assistant Secretary
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	First Refinancing and Incremental Facility Amendment, dated as of March 8, 2017, among Denali Intermediate Inc., Dell Inc., Dell International L.L.C., EMC Corporation, Credit Suisse AG, Cayman Islands Branch, as Term Loan B Administrative Agent and Collateral Agent, JPMorgan Chase Bank, N.A., as Term Loan A/Revolver Administrative Agent, and the lenders party thereto.